Exhibit 99.2

UNITED STATES BANKRUPTCY COURT
MIDDLE DISTRICT OF FLORIDA
JACKSONVILLE DIVISION

In re: a21, INC., et al., [1] Debtors.	: : : : : : : : : :	Case No. 03:08-bk-07610-PMG Chapter 11 Jointly Administered with cases 03:08-bk-07611-PMG and 03:08-bk-07612-PMG
DEBTORS’ COMBINED PLAN OF LIQUIDATION OF A21, INC., SUPERSTOCK, INC. AND ARTSELECT, INC.

a21, Inc. (“a21”), SuperStock, Inc. (“SuperStock”) and ArtSelect, Inc. (“ArtSelect” and together with a21 and SuperStock, the “Debtors”), as Debtors and Debtors-in-Possession, propose the following Combined Plan of Liquidation pursuant to Chapter 11 of the Bankruptcy Code.  The Plan is a plan of self-liquidation by which the Debtors, under the control of the Bankruptcy Court, shall sell the Debtors’ assets and business free and clear of all liens, claims and encumbrances and pay the creditors to the fullest extent possible from the Cash so created.
Subject to the restrictions in Section 1127 of the Bankruptcy Code, the Debtors reserve the right to alter, amend or modify the Plan before its substantial completion.

ARTICLE 1.

DEFINITIONS

The following shall have the respective meanings specified below, unless the context otherwise requires. Unless otherwise indicated the singular shall include the plural and the plural shall include the singular.
1.1. “a21” means Debtor a21, Inc.
1.2. “Administrative Expense” means any cost or expense of administration of the Chapter 11 Case allowed under Sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, any actual and necessary expenses of preserving the Estate of the Debtors, any actual and necessary expenses of operating the business of the Debtors, all legal and professional fees of counsel for the Debtors and other compensation or reimbursement of expenses to the extent allowed by the Bankruptcy Court under Section 330 or Section 503 of the Bankruptcy Code, and any fees or charges assessed against the Estate of the Debtors under Chapter 123 of Title 28, United States Code.
1.3. “Allowed” means, with respect to an Administrative Expense, a Secured Claim, a Priority Claim, or an Unsecured Claim, any such Claim, proof of which was timely and properly filed or, if no proof of claim was filed, which has been or hereafter is listed by the Debtors on their schedules as liquidated in amount and not disputed or contingent, and, in either case, a Claim as to which no objection to the allowance thereof has been interposed on or before the Confirmation Date or such other applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, or as to which any objection has been determined by Final Order to the extent such objection is determined in favor of a claimant. Unless otherwise specified herein or by order of the Bankruptcy Court, an “Allowed Administrative Expense” or an “Allowed Claim” shall not, for purposes of computation of distributions under the Plan, include interest on such Claim for the period from and after the Petition Date.
1.4. “ArtSelect” means Debtor ArtSelect, Inc.
1.5. “ArtSelect Noteholders” means the holders of $2.4 million of secured notes (“ArtSelect Notes”) bearing interest at 6% per year, which are secured by substantially all the assets of ArtSelect, provided that, with respect to up to $3 million of the Assets of ArtSelect, the ArtSelect Notes are junior to the Senior Notes.
1.6. “Art Select Purchase Agreement” shall mean the agreement for the purchase and sale of substantially all of the assets (other than accounts receivable, Cash and certain other excluded assets) of the Debtor ArtSelect with Metaverse Corporation (the “ArtSelect Buyer”), as purchaser, for $700,000 (the “ArtSelect Base Contract”)2, provided that if the Auction results in a price higher than the price offered in the ArtSelect Base Contract, then the form of agreement entered into with the successful bidder at the Auction shall be the ArtSelect Purchase Agreement. The assets being sold are described in the ArtSelect Base Contract (the “ArtSelect Assets”).
1.7. “AppleJack” means AppleJack Art Partners, Inc.
1.8. “Auction” means the separate Auctions for the sale of (i) the ArtSelect Assets, (ii) the SuperStock Assets, and (iii) the UK SuperStock shares ( if a purchaser for the UK Superstock shares is located and a purchase contract is signed prior to confirmation) to the high bidders for Cash, which sales shall be pursuant to the form of the Purchase Agreement, as described in more detail in Section 5.1 hereof.
1.9. “Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended, and set forth in Section 101, et seq. of Title 11 of the United States Code.
1.10. “Bankruptcy Court” means the United States Bankruptcy Court for the Middle District of Florida, Jacksonville Division.
1.11. “Bankruptcy Rules” means the Rules of Bankruptcy Procedure, as amended from time to time, as applicable to the Chapter 11 Case, including the Local Rules of the Bankruptcy Court.
1.12. “Business Day” means any day on which commercial banks are open for business in Jacksonville, Florida.
1.13. “Cash” means cash, cash equivalents, readily marketable direct obligations of the United States of America, certificates of deposit issued by banks, plus any interest earned or accrued thereon.
1.14. “Chapter 11 Cases” means the cases under Chapter 11 of the Bankruptcy Code, commenced by the filing of voluntary petitions and styled In re a21, Inc., In re SuperStock Inc. and In re ArtSelect.
1.15. “Claim” means any right to payment from Debtors, whether or not such right is reduced, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from the Debtors, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.
1.16. “Confirmation Date” means the date on which the Bankruptcy Court shall enter the Confirmation Order.
1.17. “Confirmation Order” means the order entered by the Bankruptcy Court confirming the Plan in accordance with the provisions of Chapter 11 of the Bankruptcy Code.
1.18. “Consummation” means, with respect to the Plan, the substantial completion of all tasks assigned in the Plan.
1.19. “Creditor” means any Person that is the holder of a Claim against the Estate of any of the Debtors that arose before the Petition Date, or a Claim against the Estate of the Debtors of a kind specified in Section 348(d), 502(f), 502(c), 502(h) or 502(i) of the Bankruptcy Code.
1.20. “Debtors” means a21, Inc., SuperStock, Inc. and ArtSelect, Inc.
1.21. “Disclosure Statement” means the written statement describing the Plan that is approved by the Bankruptcy Court and distributed in accordance with Section 1125(b) of the Bankruptcy Code.
1.22. “Disputed Claim” means a Claim as to which the Debtors or any other party in interest has interposed or will interpose an objection in accordance with the Plan, the Disclosure Statement, the Bankruptcy Code, and the Bankruptcy Rules, which objection has not been withdrawn or determined by a Final Order.
1.23. “Distribution Date” means any date on which a distribution is made.
1.24. “Distribution Reserve” has the meaning ascribed to it in Section 4.2.
1.25. “Effective Date” means a Business Day selected by the Debtors that is (i)  after the Confirmation Order becomes a Final Order, (ii) after at least one of the proposed sales has closed, and (iii) satisfies the conditions set forth in Section 5.2 of this Plan.
1.26. “Equity Interest” means any stock interest in the Debtors, including any options to acquire stock of the Debtors.
1.27. “Estate” means the estate created pursuant to Section 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Case.
1.28. “Final Order” means an order of the Bankruptcy Court or a court having jurisdiction to hear appeals from orders of the Bankruptcy Court which has not been reversed, modified, amended or stayed by a court of competent jurisdiction within the time permitted by applicable law or rule, and which has become final and nonappealable and is in full force and effect.
1.29. “Landlord” means Welsh SuperStock Florida, LLC, as successor in interest to NL Ventures IV Centurion LP, which is the landlord of Debtor’s Jacksonville, Florida office building.
1.30. “Person” means an individual, a corporation, a partnership, an associates, a joint stock company, a joint venture, an estate, a trust, an unincorporated organization or a government or any political subdivision thereof, or other entity.
1.31. “Petition Date” means the date on which the Debtors filed their petitions for relief commencing the Chapter 11 Cases.
1.32. “Plan” means this Chapter 11 Combined Plan of Liquidation, either in its present form or as it may be altered, amended, or modified from time to time.
1.33. “Priority Claim” means any Claim accorded priority in right of payment under Section 507(a) of the Bankruptcy Code.
1.34. “Priority Tax Claim” means a claim of a governmental unit of the kind specified in Subsection 507(a)(8) of the Bankruptcy Code.
1.35. “Pro Rata” means in the proportion that the amount of an Allowed Claim against the Debtors in a particular class bears to the aggregate amount of all Allowed Claims against the Debtors in that class.
1.36. “Purchase Agreements” means the ArtSelect Purchase Agreement, SuperStock Purchase Agreement and UK Subsidiary Purchase Agreement (if a purchaser for the stock of the UK Subsidiary is secured).
1.37. “Schedules” means the schedules of assets and liabilities and the statement of financial affairs described in Section 521 of the Bankruptcy Code and the Official Bankruptcy Forms, and as filed by the Debtors.
1.38. “Secured Claim” shall mean a Claim, to the extent the Claim is secured by a lien, security interest or other encumbrance which has been properly perfected as required by applicable law for the property owned by the Debtors. A claim is only a Secured Claim up to the value of the Creditor's interest in the collateral securing the Claim.
1.39. “Senior Noteholders” means the $15.5 million of 5% Senior Secured Convertible Notes (“Senior Notes”), which are secured by a lien on substantially all the Debtors’ assets, including accounts receivable, inventory, contracts, general intangibles, equipment and certain other collateral.  Queequeg Partners, LP is agent (“Senior Noteholders Agent”) for the Senior Noteholders.
1.40. “SuperStock” means Debtor SuperStock, Inc.
1.41. “SuperStock Purchase Agreement” shall mean the agreement for the purchase and sale of substantially all of the assets (other than accounts receivable, cash and certain other excluded assets) of the Debtor SuperStock with Masterfile Corporation, a Canadian corporation (the “SuperStock Buyer”), as purchaser, for $1,500,000 (the “SuperStock Base Contract”)3, provided that if the Auction results in a price higher than the price offered in the SuperStock Base Contract, then the form of agreement entered into with the successful bidder at the Auction shall be the SuperStock Purchase Agreement. The assets being sold are described in the SuperStock Base Contract (the “SuperStock Assets”).  (The SuperStock Base Contract provides that the Debtors will pay up to $500,000 to cure defaults under assigned executory contracts.  These cure payments will reduce the net proceeds to the Debtors from the sale.)
1.42. “UK Subsidiary Stock Purchase Agreement” means the agreement for the purchase and sale of the outstanding stock of SuperStock Ltd. (the “UK Subsidiary”) to the highest and best bidder (the “UK Subsidiary Buyer,”) as purchaser pursuant to a contract approved by the Court.  (The Debtors have not secured a UK Subsidiary Buyer at the time of filing this Plan.  The Debtors will attempt to secure a UK Subsidiary Buyer prior to confirmation, but these efforts may be unsuccessful)
1.43. “Unsecured Claim” means any Claim that is not either (i) an Administrative Expense or (ii) a Secured Claim, and is not entitled to priority under the Bankruptcy Code, excluding expenses and Claims of the kind specified in Subsection 507(a) of the Bankruptcy Code.
1.44. “Winddown Fund” has the meaning ascribed to it in Section 5.4.
1.45. Other Terms. The words “herein,” “hereof,” “hereto,” “hereunder,” and others of similar import refer to the Plan as a whole and not to any particular section, subsection or clause contained in the Plan. A term used herein that is not defined herein shall have the meaning ascribed to that term, if any, in the Bankruptcy Code.

ARTICLE 2.

SUBSTANTIVE CONSOLIDATION OF DEBTORS’ ESTATES

2.1. Substantive Consolidation of Debtors’ Cases.  The Debtors’ three separate bankruptcy cases are substantially consolidated into a single, combined case for all purposes, including the treatment of claims and distribution of assets.  All intercompany debts and claims between the Debtors are eliminated.
2.2. Creditor Claims.  The claims of a Creditor against any of the Debtors shall be considered as a claim against the Debtors’ consolidated estate.  Duplicate claims against more than one Debtor for the same debt shall be eliminated.  For example, if Creditor X is owed $100 by a21, ArtSelect and SuperStock as co-debtors, the total amount of Creditor X’s allowed claim is the Debtors’ consolidated bankruptcy estate is $100.

ARTICLE 3.

CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

3.1. Summary.  The categories of Claims and interests listed below are classified for all purposes, including voting, confirmation, and distribution pursuant to the Plan:
Class 1:                      Allowed Administrative Expenses
Class 2:                      Allowed Secured Claim of AppleJack
Class 3:                      Allowed Secured Claim of ArtSelect Noteholders
Class 4:                      Allowed Secured Claim of Landlord
Class 5:                      Allowed Secured Claim of Senior Noteholders
Class 6:                      Other Allowed Secured Claims
Class 7:                      Allowed Priority Claims
Class 8:                      Allowed Unsecured Claims
Class 9:                      Equity Interests of SuperStock Preferred Stock
Class 10:                      Equity Interests of a21 Common Stock
Class 11:                      Equity Interest of Stock Options
Class 12:                      Claims of UK Subsidiaries
3.2. Class 1:  Allowed Administrative Expenses.  All Allowed Administrative Expenses shall be paid in full in Cash on the later of the Effective Date or the date such Administrative Expense becomes Allowed, except to the extent that the holder of an Allowed Administrative Expense agrees to a different treatment.
3.3. Class 2:  Allowed Secured Claim of AppleJack.  Debtor a21 is indebted to AppleJack in the principal amount of $400,000 plus accrued interest and costs secured by a lien on a21’s accounts receivable, inventory, contract rights, general intangibles, furniture, equipment and certain other collateral.  The Debtors shall pay AppleJack $375,000, in Cash, as soon as practical after the Effective Date.
3.4. Class 3:  Allowed Secured Claim of ArtSelect Noteholders.  ArtSelect is indebted to the ArtSelect Noteholders in the principal amount of $2,400,000 plus accrued interest and costs, which is secured by substantially all the assets of ArtSelect, provided that, with respect to up to $3,000,000 of the assets of ArtSelect, the notes are junior to the Senior Notes.  The Debtors shall pay the greater of (i) $210,000 or (ii) 30% of the net price paid by the purchaser of the ArtSelect Assets at the Auction, in Cash, as soon as practicable after the Effective Date, for Pro Rata payment to the ArtSelect Noteholders.
3.5. Class 4:  Allowed Secured Claim of Landlord.  The land and building in Jacksonville, Florida with the Debtors’ corporate offices were previously sold to Landlord and leased back by SuperStock in a transaction which the Debtors accounted for under GAAP as a financing transaction but which the Landlord and state law consider to be a sale.  The Debtors provided the Landlord with a lease deposit of $750,000 pursuant to a letter of credit issued by Bank of America which was secured by a $750,000 certificate of deposit at Bank of America.  The Debtors subleased a significant portion of the Jacksonville building.  The Debtors recognize the Landlord as holding an Allowed Secured Claim in the amount of the $750,000 deposit and as of the Effective Date, Debtors release and waive any claim to the Landlord’s security deposit (including the certificate of deposit at Bank of America up to the amount of the letter of credit drawn by the Landlord) and to any ownership interest in the Jacksonville building.  The Debtors will attempt to negotiate with Landlord a mutually acceptable short-term arrangement after the Effective Date to permit the Debtors to continue to use a portion of the Jacksonville space on a temporary basis to complete the wind-up of the Debtors’ affairs.  If the Landlord desires to assume the sublease on an “as is, where is” basis, and the Landlord provides written notice to Debtors and Subtenant of its intent to assume the sublease on or before the Effective Date, then Debtors shall be deemed to have assumed and assigned to Landlord all the Debtors’ rights under the sublease.  If Landlord does not provide such written notice of assumption of the sublease, the sublease shall be deemed rejected pursuant to Section 8.2 of the Plan.  The Landlord shall also be entitled to an Allowed Unsecured Claim in the amount of Landlord’s total unpaid rent claim, subject to the Bankruptcy Code Section 502(b)(6) cap on rent claims, less the amount received by Landlord from the deposit.
3.6. Class 5:  Allowed Secured Claim of Senior Noteholders.  Debtors are indebted to the Senior Noteholders in the principal amount of $15,500,000 plus accrued interest and costs, which is secured by a lien on substantially all the Debtors assets, including accounts receivable, inventory, contract rights, general intangibles, equipment and certain other collateral.  The Debtors shall pay to the Senior Noteholders, in Cash, as soon as practical after the Effective Date, for Pro Rata payment to the holders of the Senior Notes, the net proceeds received from the sales of the ArtSelect Business Assets, the SuperStock Business Assets and the UK shares as well as all cash on hand, less (a) all other payments to Allowed Administrative Expenses, Allowed Secured Claims, Allowed Priority Claims and Allowed Unsecured Claims provided for in the Plan, (b) the Distribution Reserve and (c) the Winddown Fund.  After the Effective Date, the Debtors, after consultation with the Senior Noteholders Agent, shall use good faith efforts:  (i) to collect the Debtors’ remaining accounts receivable, (ii) to sell the Debtors’ remaining furniture, office and computer equipment and other assets, (iii)  to return the Photographer’s Original Artwork as provided in Section 6.1 of the Plan, (iv) to prepare and file the final tax return, and (v) to terminate the Debtors’ 401(k) plan.  After paying the reasonable costs associated with such activities, the Debtors shall distribute all remaining net Cash to the Secured Noteholders Pro Rata, in one or more installment payments.  After the Effective Date and after payments of the Allowed Administrative Expense, Allowed Secured Claims, Allowed Priority Claims and Allowed Unsecured Claims, as provided in the Plan, the Debtors shall be fully protected in reliance upon consent from the Senior Noteholders Agent without further Bankruptcy Court approval.  If the Senior Noteholders Agent has concerns or issues regarding Debtors final handling of the wind-up of the Debtors’ affairs, the Senior Noteholders Agent may apply to the Bankruptcy Court for orders directing the Debtors’ conduct, in which case the Bankruptcy Court shall accord substantial deference to the business judgment of the Senior Noteholders Agent because the Senior Noteholders have all residual interest in all remaining assets and funds of the Debtors.
3.7. Class 6:  Other Allowed Secured Claims.  The Debtors do not anticipate any other Allowed Secured Claims.  In the event any other Allowed Secured Claims exist, such claims shall be paid in full, in Cash, as soon as practical after the Effective Date except to the extent the holder of an other Allowed Secured Claim agrees to a different treatment.  Notwithstanding anything contained herein to the contrary, a Claim shall not be permitted as an other Allowed Secured Claim unless its lien is superior as to an item of collateral to all the liens of AppleJack, ArtSelect Noteholders, Secured Noteholders and/or Landlord.  The amount of any other Allowed Secured Claim shall not exceed the current, fair market value of the secured creditors’ interest in the collateral, subject to all prior liens and encumbrances.  The Debtors reserve the right, in lieu of a Cash payment to the holder of such other Allowed Secured Claim, to surrender the collateral to the Creditor in full satisfaction of such other Allowed Secured Claim.
3.8. Class 7:  Allowed Priority Claims.  All Allowed Priority Claims, including all Allowed Priority Tax Claims shall be paid in full, in Cash, as soon as practicable after the Effective Date, except to the extent that the holder of an Allowed Priority Claim agrees to a different treatment.
3.9. Class 8:  Allowed Unsecured Claims.  The Debtors shall pay $125,000, in Cash, as soon as practical after the Effective Date, for Pro Rata distribution to the Allowed Unsecured Claims.  Notwithstanding the foregoing, for the purpose of convenience, no payment of less than $20 shall be paid to the holders of a general unsecured claim unless the creditor specifically requests that the payment be made by written notice to Debtors before the Effective Date, provided that the amount otherwise payable to such creditor shall remain available for distribution to other Allowed Unsecured Claims so that the entire $125,000 is actually paid to unsecured creditors.  AppleJack, the ArtSelect Noteholders and the Senior Noteholders shall not participate as general unsecured creditors with respect to their deficiency claims.
3.10. Classes 9, 10 and 11:  Equity Interests.  Equity Interests (Classes 9, 10 and 11) shall receive no distribution.  In light of the very modest distribution under the Plan to unsecured creditors, estimated to be less than 5%, a distribution to equity interestholders would be inconsistent with the general rule that creditors be paid before shareholders.  Upon the Effective Date, all Equity Interests (Classes 9, 10 and 11), including without limitation all stock of a21 and all options and warrants to acquire stock of a21, shall be canceled and the a21 shall have no shareholders.
3.11. Class 12:  Claims of UK Subsidiaries.  Claims by the Debtors’ UK subsidiaries, including SuperStock Ltd. and Ingram, shall receive no distribution.

ARTICLE 4.

PROVISIONS FOR TREATMENT OF DISPUTED, CONTINGENT

AND UNLIQUIDATED ADMINISTRATIVE EXPENSES AND CLAIMS

4.1. Characterizations of Claims as Disputed. Pursuant to Section 1111 of the Bankruptcy Code, evidence of a Claim is deemed filed under Section 501 of the Bankruptcy Code if that Claim is included in the Schedules, except if the Claim is scheduled as disputed, contingent, or unliquidated. Such a disputed, contingent, or unliquidated Claim must be asserted by its holder by the timely filing of a proof of Claim. If a proof of Claim is not filed in a timely manner, the Claim will be deemed allowed in the amount set forth on the Schedules of the Debtors. The Debtors and any other interested party shall have the authority to object to and contest the allowance of any Claim filed with the Bankruptcy Court, whether or not such Claim was scheduled as disputed, contingent or unliquidated, which objection must be filed with the Court no later than twenty-one (21) days following the claims bar date as established by court order or the Bankruptcy Rules.
4.2. Reserve for Disputed Administrative Expenses and Disputed Claims. In determining the amounts of distributions to be made to holders of Allowed Claims, the appropriate Pro Rata calculations required by the Plan (i) shall be made as if all Disputed Claims were Allowed Claims and all Disputed Administrative Expenses were Allowed Administrative Expenses, in the full amount claimed by the holders thereof and (ii) shall include an appropriate estimate for Administrative Expenses that have not been Allowed at the time of such distribution but which are not likely to be disputed, including potential post-confirmation professional fees. Distributions for holders of Disputed Administrative Expenses and Disputed Claims and estimated potential future Administrative Expenses shall be deposited by the Debtors in one or more separate accounts (collectively, the “Distribution Reserve”), which shall be held in trust for the benefit of holders of Disputed Administrative Expenses and Disputed Claims and potential future Administrative Expenses pending determination of the entitlement thereto.
At such time as a Disputed Administrative Expense or Disputed Claim becomes an Allowed Administrative Expense or Allowed Claim, respectively, the Distribution Reserved for such Administrative Expense or Claim shall be released from the Distribution Reserve and delivered by the Debtors to the holder of such Allowed Administrative Expense or Allowed Claim. In the event any disputed Administrative Expense or Disputed Claim is disallowed, funds held in the Distribution Reserve on account of those disallowed Administrative Expenses or Claims shall be retained pending final disposition of all disputed Administrative Expenses and Disputed Claims and upon resolution of all such Disputed Administrative Expenses and Disputed Claims, such funds shall be distributed by the Debtors Pro Rata to holders of Senior Notes in accordance with the provisions of the Plan.
Notwithstanding anything to the contrary contained in the Plan, the Debtors shall make a distribution on the undisputed portion of an Allowed Administrative Expense and an Allowed Claim in accordance with the provisions of the Plan.
4.3. Resolution of Contested Administrative Expenses, Claims and Equity Interests.
4.3.1 Objections. Unless otherwise ordered by the Bankruptcy Court, after notice and a hearing, the Debtors shall have the right to make and file objections to Administrative Expenses and Claims and shall serve a copy of each objection upon the holder of the Administrative Expense or Claim to which the objection is made, as soon as practicable, but no later than twenty-one (21) days after the later of (i) the claims bar date or (ii) the date such Administrative Expense application or proof of claim with respect to a Claim is filed.
4.3.2 Prosecution of Objections. The Debtors shall litigate to judgment, settle, or withdraw objections to Administrative Expenses and Claims.

ARTICLE 5.

IMPLEMENTATION OF THE PLAN

5.1. Liquidating Plan; the Auction. The Plan is a liquidating plan. All property of the Debtors shall be liquidated.
The Debtors have entered into the ArtSelect Purchase Agreement with the ArtSelect Buyer for the sale of substantially all the assets and business of the ArtSelect (excluding Cash, accounts receivable, certain claims and certain other excluded assets) free and clear of all liabilities, liens and encumbrances (except liabilities specifically assumed under the ArtSelect Purchase Agreement) for a Cash payment of $700,000 (subject to the terms, conditions and adjustments as set forth in the ArtSelect Purchase Agreement). The sale to the ArtSelect Buyer pursuant to the ArtSelect Purchase Agreement is subject to a higher and better bid being accepted by, the Debtors at the Auction.
The Debtors have entered into the Base SuperStock Agreement with the SuperStock Buyer for the sale of the SuperStock owned photography library, URL address and certain other assets related to the SuperStock business and certain executory contracts to be assumed by the SuperStock Buyer (excluding Cash, accounts receivable, certain claims and certain other excluded assets and excluding the UK Subsidiary Shares) free and clear of all liabilities, liens and encumbrances (except liabilities specifically assumed under the SuperStock Purchase Agreement) for a Cash payment of $1,500,000 (subject to the terms, conditions and adjustments as set forth in the SuperStock Purchase Agreement).  (Under the terms of the SuperStock Base Contract, the Debtors will pay up to $500,000 of cure payments on assumed contracts, which would reduce the net proceeds available to the Debtors.)  The sale to the SuperStock Buyer pursuant to the SuperStock Purchase Agreement is subject to a higher and better bid being accepted by the Debtors at the Auction.
The Debtors have unsuccessfully tried to locate a buyer for the stock of SuperStock Ltd., the Debtors’ UK Subsidiary, free and clear of all liabilities, lien and encumbrances.  SuperStock Ltd. is a holding company which sells products under several brand names, including Ingram Publishing, the Debtors’ primary operating subsidiary in the United Kingdom.  Accordingly, the sale of the stock of SuperStock Ltd. effectively transfers control of the Ingram Publishing subsidiary.  (The Base SuperStock Agreement provides for SuperStock to transfer the “SuperStock” trade name and “SuperStock” web address in the United Kingdom to the purchaser of the SuperStock assets, but these rights belong to SuperStock by virtue of SuperStock’s ownership of the “SuperStock” trade name and related intellectual property rights.  However, the potential purchaser of the stock of the UK Subsidiary will not indirectly receive control over the “SuperStock” trade name and website address in the UK.).  Prior to the Confirmation Hearing, the Debtors will attempt to sign a UK Subsidiary Purchase Agreement.  If the Debtors secure a proposed buyer with a signed UK Subsidiary Purchase Agreement, the Debtors will conduct an auction for the stock of SuperStock Ltd.  The sale to the UK Subsidiary Buyer pursuant to the UK Subsidiary Purchase Agreement is subject to a higher and better bid being accepted by the Debtors at the Auction.
At the Confirmation Hearing, the Debtors shall ask the Bankruptcy Court to give potential purchasers, who have satisfied the Debtors’ bid deposit requirement and Bidding Procedures4, including submission of a qualified bid before the Bid Deadline established in the Bid Procedures (Potential purchasers should be aware that the Bid Deadline is several days prior to the Auction), the right to purchase the ArtSelect Business Assets, the SuperStock Business Assets and/or the UK Subsidiary Stock.  Bidders interested in the SuperStock Assets but also wishing to acquire executory contracts with photographers pursuant to which SuperStock represents the photographers as agent and/or assume the lease of the Jacksonville office should understand that under Bankruptcy Code Section 365, the Debtors must cure any existing defaults under their contracts before they can be assigned to the buyer.  Therefore, the relative value of the Bidder’s proposal must be reduced by the cost of curing such contracts and leases, subject to the Debtors’ business judgment regarding which proposal is superior from the perspective of the Debtors’ estate, taking into account the total amount of net proceeds, after payment of the cure amount, for distribution to creditors under the Plan.
In the event the Bankruptcy Court declines to conduct the Auction at the Confirmation Hearing, the Debtors shall announce in open court at the hearing, the time and place of the Auction, which shall be scheduled as promptly as convenient following the Confirmation Hearing. In the event the Auction is not conducted by the Bankruptcy Court, the Auction shall be conducted by the Debtors or the Debtors’ counsel.
The Debtors expressly reserve the right and privilege of promulgating reasonable rules and procedures for conducting the Auction, including rules regarding posting a pre-bid deposit and posting of a deposit by the successful bidder following the Auction. In addition, the Debtors reserve the right to reject a bid if the Debtors conclude, acting in their good faith business judgment, that the bid is not made in good faith, the bidder is unlikely to close as required by the Purchase Agreement, or such rejection is otherwise in the best interest of the estate and the creditors.
At the outset of the cases, the Debtors filed motions with the Bankruptcy Court seeking to sell the ArtSelect Assets and the SuperStock Assets and seeking Court approval of the related bidding rules and break-up fees.  The Debtors believe it is in the best interest of the creditors to hold the Auctions and close the sales as soon as possible.  In the event that the Debtors are successful in conducting the Auctions prior to the Confirmation Hearing, then this Plan is deemed modified to the extent the Auctions will have already occurred prior to confirmation of the Plan.
At least one of the sales shall close before the Effective Date. The Purchasers shall acquire the assets free and clear of all liabilities, liens and encumbrances, except for liabilities which the Purchasers expressly agree to assume pursuant to the Purchase Agreements. Except for the liabilities specifically assumed in the Purchase Agreement signed by the successful bidder, the purchaser shall not assume or be obligated to pay any debt, lien, expense or liability of the Debtors.
The Plan does not contemplate the continued operation of the Debtors, merger, or consolidation of the Debtors with one or more Persons or the transfer of all or any part of the Estate to any entity, except in satisfaction of an Allowed Administrative Expense or Allowed Claim or as a distribution or partial distribution pursuant to the Plan.
5.2. Procedure If One or More Sales Fail to Close.  In the event that one or more of the proposed sales do not close, but the Debtors close one or more of the sales and collect aggregate sale proceeds of not less than $2,000,000, then implementation of the Plan shall proceed and the funds shall be distributed as provided in the Plan.  In the event that one or more of the proposed sales do not close but the Debtors close one or more sales and collect aggregate sale proceeds of less than $2,000,000, if funds are sufficient to make all payments provided under the Plan to all creditors other than the Senior Noteholders, then with the written consent of the Senior Noteholders Agent the implementation of the Plan shall proceed and the funds shall be distributed as provided in the Plan.  In the latter case, if the Senior Noteholders Agent does not consent, the case shall be converted to a proceeding under Chapter 7 of the Bankruptcy Code, the sales which closed shall be valid for all respects pursuant to the Bankruptcy Court orders entered under Section 365 of the Code and the purchaser shall be entitled to such benefit, but this Chapter 11 Plan of Liquidation shall be null and void and the Effective Date shall not have occurred.
5.3. Optional Schedule of Proposed Distribution.  In connection with making the distribution to unsecured creditors under the Plan, the Debtors, in their discretion, may, but shall not be required to, file a Schedule of the Proposed Distribution which lists the amounts proposed to be sent to each unsecured creditor and post a copy of the Schedule of Proposed Distribution on the Debtors’ Internet website, http://www.a21group.com/bank.html and serve such Schedule on the U.S. Trustee and any interested party who has specifically requested copies of such Schedule of Proposed Distribution by written notice to the Debtors. In the event no objection to the proposed distribution to unsecured creditors is filed in the Bankruptcy Court and served on the Debtors and U.S. Trustee, within twenty (20) days from the filing of such Schedule of Proposed Distribution, the Debtors may conclusively rely on the correctness of the information set forth therein.
5.4. Activities; Winddown.   The Debtors shall retain $50,000 as a winddown fund to pay the reasonable costs and expenses of preparing the final tax returns, and reasonable and necessary post-Effective Date expenses related to the “shut down” of the Debtors, the collection of any outstanding remaining accounts receivable and the sale or disposition of any remaining assets (the “Winddown Fund”). Any excess funds left in the Winddown Fund shall be paid, Pro Rata, to the Senior Noteholders after the shutdown of the Company is complete, to be distributed in accordance with the Plan.
5.5. Method of Distribution under the Plan.
5.5.1 General. All distributions are to be made by the Debtors. Except as set forth herein, the Debtors shall pay Allowed Administrative Expenses, Allowed Priority Tax Claims, Allowed Priority Claims and Allowed Unsecured Claims in Cash on the Effective Date or as soon thereafter as practicable.
5.5.2 Investment in Cash. In the period between distributions of Cash, all Cash of the Debtors, including Cash held in the Distribution Reserve, shall be invested by the Debtors in United States Treasury Bills, interest-bearing certificates of deposits, interest-bearing savings accounts, and investments permitted by Section 345 of the Bankruptcy Code and local rules. All interest earned on such Cash shall be held by the Debtors and distributed as part of the Estate in accordance with the provisions of the Plan.
5.5.3 Manner of Payment under the Plan. Any payment made by the Debtors pursuant to the Plan shall be made in Cash by check drawn on a domestic bank or by wire transfer from a domestic bank at the option of the Debtors.  Notwithstanding anything contained herein to the contrary, the Debtors shall not make any payments to creditors of less than $20 unless the creditor specifically requests such payment by written notice to the Debtors prior to the Effective Date.
5.5.4 Distribution of Unclaimed Property. Any distribution under the Plan which is unclaimed after one hundred eighty (180) days following the Distribution Date shall be retained by the Debtors and redistributed Pro Rata to Secured Noteholders in accordance with the provisions of the Plan.
5.5.5 Setoffs. On behalf of the Estate, the Debtors may, but shall not be required to, set off against any Claim and the payments to be made pursuant to the Plan in respect of such Claim, or claims of any nature whatsoever the Debtors may have against the claimant, but neither the failure to do so nor the allowance of any claim hereunder shall constitute a waiver or release by the Estate of any such claim the Debtors may have against such Claimant.
5.5.6 Distributions under Twenty Dollars. No distributions of less that $20.00 shall be made by the Debtors to any Creditor unless a request therefor is made in writing to the Debtors prior to the Effective Date.
5.5.7 Saturday, Sunday, or Legal Holiday. If any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

ARTICLE 6.

MISCELLANEOUS POST-CONFIRMATION MATTERS

6.1. Return of Photographers’ Original Artwork.  SuperStock has physical custody of original slides, photographs and other artwork belonging to approximately 1,200 photographers for whom SuperStock acts as agent.  To the extent that SuperStock’s contracts with these photographers are not assigned and sold to the purchaser of the SuperStock business pursuant to the Action of the SuperStock business, the Debtors shall use good faith efforts to mail a notice to the photographers advising them that SuperStock has been liquidated pursuant to Chapter 11 of the United States Bankruptcy Code and that all original artwork remaining in SuperStock’s possession will be destroyed unless within twenty days of the notice the photographer notifies SuperStock in writing that the photographer requests the return of the original artwork and the photographer sends SuperStock $50 to pay the cost of shipping and handling.
6.2. Liquidation of Miscellaneous Furniture and Equipment.  After the Effective Date, the Debtors shall be authorized to sell or otherwise dispose of all remaining office furniture, computer equipment and other assets free and clear of all liens and encumbrances on such terms as the Debtors, after consultation with the Secured Noteholders Agent, deem appropriate, without the need of further Court approval.  Without limiting the foregoing, the Debtors may sell furniture and equipment at auction, in one or more private sales or may trade office furniture with the Landlord as a credit against post-Effective Date rent.  The net proceeds, after payment of liquidation expenses, shall be distributed to the Secured Noteholders pursuant to the Plan.
6.3. Hiring Former Employees as Independent Contractors.  After the Effective Date, the Debtors may continue to employ persons as employees or engage them as independent contractors on an hourly basis, upon consultation with the Secured Noteholder Agent, to handle (i) the sale and liquidation of any remaining assets, (ii) the collection of remaining accounts receivable, (iii) return of photographs, (iv) preparation and filing of final tax return, (v) payments under the Plan, (vi) preparation of final Bankruptcy Court reports and filings, and (vii) miscellaneous matters reasonably related to the winding up of the Debtors’ business and affairs.
6.4. Severance Pay.  The Debtors shall pay severance to the Debtors’ CEO in the amount of four months’ regular salary (total of $83,328) and severance pay to the Debtors’ CFO in the amount of three months’ regular salary (total of $37,500) in the event the Debtors successfully close the sale of both the ArtSelect Assets and SuperStock Assets pursuant to the Purchase Agreements and Auction process.
6.5. Debtors’ Release of Preference Claims.  The Debtors will not pursue any preference claims pursuant to Bankruptcy Code Section 547.
6.6. Collection of Accounts Receivable.  The Debtors will seek to collect their outstanding accounts receivable following the Effective Date for so long and to such extent as the Debtors, in the exercise of their business judgment, in consultation with the Senior Noteholders Agent, believe continued collection activity is warranted.  The Debtors have the authority to settle, or compromise any outstanding account receivable without further Court order.  The Debtors shall be permitted to file adversary proceedings to collect accounts receivable after confirmation of the Plan.  The Bankruptcy Court retains jurisdiction to facilitate collection of accounts receivable.
6.7. Short-Term, Post-Confirmation Agreement with Landlord.  The Debtors shall have authority, after consultation with the Senior Noteholders Agent, to enter into a short-term lease arrangement with Landlord on mutually agreeable terms, for use of a portion of the existing space in the Jacksonville office during the post-Effective Date winddown period.
6.8. Dissolution of Debtors; No Future Business Activities.  Upon the Effective Date, a21, SuperStock and ArtSelect shall each be “dissolved” as a matter of corporate law and the confirmation order shall constitute a judgment of judicial dissolution for purposes of applicable corporate law.  After the Effective Date, the Debtors shall not conduct any business activities except for winding up its affairs and distribution of its assets pursuant to the terms of this Plan.  The Debtors shall file Articles of Dissolution with the appropriate secretary of state or similar governmental agency to effect the dissolution of the Debtors.  All claims against the Debtors pursuant to the state corporate law procedures for dissolution shall be governed by and handled in accordance with this Plan.
6.9. Termination of Securities Exchange Act of 1934 Reporting Requirements.  Upon the Effective Date, a21 shall file a Form 15 with the Securities and Exchange Commission to terminate its reporting requirement under the Securities Exchange Act of 1934.  Pursuant to Section 3.10 of this Plan, the stock, stock options and warrants of a21 will be canceled as of the Effective Date and a21 will cease to have any shareholders.

ARTICLE 7.

CLASSES OF CLAIMS AND EQUITY

INTERESTS IMPAIRED UNDER THE PLAN

7.1. Impaired Classes. Classes 2, 3, 5, 8, 9, 10, 11 and 12 are impaired under the Plan.
7.2. Unimpaired Classes. Classes 4, 6 and 7 are unimpaired under the Plan.
7.3. Resolution of Controversy Concerning Impairment. The Bankruptcy Court shall, after notice and a hearing, determine any controversy relating to whether any Creditors or holders of an Equity Interest, or class of Creditors or class of Equity Interests, are impaired under the Plan.
7.4. Deemed Rejection by Classes 9, 10, 11 and 12. The Plan provides that the holders of Classes 9, 10 and 11 Equity Interests and Class 12 Claims of Subsidiaries are not entitled to receive or retain any property under the Plan on account of such Equity Interests and Claim of Subsidiaries. Classes 9, 10, 11 and 12 are impaired and are deemed not to have accepted the Plan in accordance with Section 1126(g) of the Bankruptcy Code.  In accordance with Section 1126(f) of the Bankruptcy Code, because Classes 1, 6 and 7 are not impaired under the Plan, these classes are conclusively presumed to have accepted the Plan.
Because Classes 9, 10, 11 and 12 are deemed to have rejected the Plan pursuant to Section 1126(g) of the Bankruptcy Code, if Class 2, 3, 5 or 8 accepts the Plan, the Debtors will seek confirmation of the Plan in accordance with Section 1129(b) of the Bankruptcy Code notwithstanding the deemed rejection by Classes 9, 10, 11 and 12.

ARTICLE 8.

EXECUTORY CONTRACTS

8.1. Executory Contracts. Except for those executory contracts that have been assigned pursuant to an order entered by the Bankruptcy Court (specifically including the orders approving sales) and the potential assignment of the Jacksonville sublease to Landlord under Section 3.5 of this Plan , all executory contracts that exist between the Debtors and any Person, are hereby specifically rejected (to the extent that such executory contracts have not been previously rejected). Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of that rejection pursuant to Section 365(a) of the Bankruptcy Code.
8.2. Unexpired Leases. Except for those leases of real property that have been assigned pursuant to on order entered by the Bankruptcy Court (specifically including, without limitation, orders authorizing the sale of assets) and the potential assignment of the Jacksonville sublease to Landlord under Section 3.5 of this Plan, all unexpired leases of real property under which any of the Debtors is the lessor or lessee are hereby rejected (to the extent that such leases of real property have not been previously rejected). Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of that rejection pursuant to Section 365(a) of the Bankruptcy Code.

ARTICLE 9.

POST-REORGANIZATION PROFESSIONAL FEES

9.1. Payment of Fees and Expenses After Effective Date. Subsequent to the Effective Date of the Plan, the Debtors shall be authorized to pay professional fees and expenses incurred by professionals retained by the Debtors subject to either (i) a fee application served only on the Debtors, the Senior Noteholder Agents and the U.S. Trustee which is approved by the Bankruptcy Court or (ii) after all distributions to all creditors other than the Senior Noteholders provided for in this Plan, approved by the Senior Noteholders Agent.

ARTICLE 10.

BANKRUPTCY COURT'S RETENTION OF JURISDICTION

10.1. Retention of Jurisdiction. In addition to the continuing jurisdiction after entry of a Confirmation Order as provided by the Bankruptcy Code and the Bankruptcy Rules, the Bankruptcy Court shall retain jurisdiction for the following purposes:
10.1.1 To hear and determine pending applications for the rejection of executory contracts or unexpired leases, if any are pending, and the allowance of claims resulting therefrom;
10.1.2 To determine any and all pending adversary proceedings, applications, and contested matters;
10.1.3 To ensure that distributions to holders of Allowed Claims are accomplished as provided herein;
10.1.4 To hear and determine any objections to Administrative Expenses or to Claims filed, both before and after Confirmation, including any objections to the classification of any Claim, and to allow or disallow any contested Administrative Expense or contested Claim in whole or in part;
10.1.5 To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated;
10.1.6 To hear and determine all applications for compensation and reimbursement of expenses of professionals under Sections 330 and 331 of the Bankruptcy Code;
10.1.7 To hear an application, if any, by any party in interest, to modify the Plan in accordance with Section 1127 of the Bankruptcy Code;
10.1.8 To hear and determine disputes arising in connection with the Plan or its implementation and Consummation;
10.1.9 To recover all assets of the Debtors and property of the Estate, wherever located, including collection of accounts receivable;
10.1.10 To hear and determine all controversies, suits, and disputes that may arise in connection with the interpretation or enforcement of the Plan;
10.1.11 To construe, interpret and enforce the Purchase Agreements, and to grant judgment against any party in the event of a breach of the Purchase Agreements;
10.1.12 To hear and determine matters concerning state, local, and federal laws in accordance with Sections 346, 505, and 1146 of the Bankruptcy Code;
10.1.13 To enter a final decree closing the Chapter 11 Cases; and
10.1.14 To hear any other matter not inconsistent with the Bankruptcy Code.

ARTICLE 11.

MISCELLANEOUS PROVISIONS

11.1. No Liability for the Debtors. Neither the Debtors’ officers, directors, employees, attorneys, accountants or agents of the Debtors or any other person, firm or corporation shall be liable for any error of judgment, negligence or any act or omission which occurred during the bankruptcy proceeding, it being understood that the Debtors, their officers, directors, attorneys, accountants and agents shall be liable only for their own willful misconduct, fraud or gross negligence.
11.2. No Liability for the Secured Noteholder Agent. Neither the Secured Noteholder Agent nor its officers, employees, affiliates, attorneys, accountants, or agents shall be liable for an error of judgment, negligence or any act or omission which occurred during the bankruptcy, it being understood that the Secured Noteholder Agent and its officers, employees, affiliates, attorneys, accountants, and agents shall be liable only for their own gross negligence, willful misconduct or fraud.
11.3. Payment of Statutory Fees.  All fees payable pursuant to 28 U.S.C. § 1930, as determined by the Bankruptcy Court at the hearing pursuant to Section 1128 of the Bankruptcy Code, shall be paid on or before the Effective Date.
11.4. Rights of Action. Notwithstanding anything to the contrary contained in the Plan, any rights or causes of action accruing to the Debtors(including, without limitation, pre-petition claims and causes of action, and causes of action pursuant to Chapter 5 of the Bankruptcy Code) other than collection of Debtors’ accounts receivable are hereby expressly waived by the Debtors unless the Debtors file an adversary proceeding or objection within thirty (30) days after the Confirmation Date or before the expiration of the time periods set forth in Section 4.3.1 of the Plan, whichever is later; provided that this provision shall not apply to or limit the collection of accounts receivable.
11.5. Change of Address. It is the duty of each holder of a Claim to keep the Debtors informed of any changes in address by giving notice of such changes in writing. Should a holder of any Claim fail to notify the Debtors of any change of address and the Debtors are unable to obtain the changed mailing address of a holder of a Claim (after using reasonable efforts to obtain such changed address), the Debtors shall cancel any checks returned, redeposit the funds, and strike the Claim from the class, and distribute such funds to the Senior Noteholders in accordance with the provisions of the Plan.
11.6. Correction or Modification of the Plan. After the Confirmation Date, the Debtors, so long as it does not adversely affect the interests of the Creditors, may institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, Disclosure Statement, or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of the Plan; provided, however, that prior notice of such proceedings is served in accordance with Bankruptcy Rules 7004 and 9016.
11.7. Headings. Headings are used in the Plan for convenience and reference only, and shall not constitute a part of the Plan for any other purpose.
11.8. Binding Effect. The Plan shall be binding upon and inure to the benefit of the Debtors, their Creditors, the holders of Equity Interests, and their respective successors and assigns.
11.9. Revocation or Withdrawal. The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan prior to the Confirmation Date, or if the Confirmation Date or the Effective Date do not occur, then the Plan shall be deemed null and void. In such event, nothing contained herein shall be deemed to constitute a waiver or release of any claims by or against the Debtors or any other Person or to prejudice in any matter the rights of the Debtors or any Person in any further proceedings involving the Debtors.
11.10. Notices. Any notice required or permitted to be provided under the Plan shall be in writing and served by either (a) certified mail, return receipt requested, postage prepaid, (b) hand delivery, or (c) reputable overnight delivery service, freight prepaid, to be addressed as follows:
If to the Debtor:	a21, Inc. Attn: John Ferguson, CEO 7660 Centurion Parkway Jacksonville, FL 32256
With a copy to:	Foley & Lardner LLP Attn: Gardner F. Davis One Independent Drive, Suite 1300 Jacksonville, FL 32202

11.11. Governing Law. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Rules), Florida law shall govern the construction of the Plan and any agreements, documents, and instruments executed in connection with the Plan and under such agreements, documents and instruments (except to the extent such agreements, documents, and instruments provide for a different governing law).

(Signature page follows)

1  The Debtors have established an Internet website, http://www.a21group.com/bank.html to provide information regarding the bankruptcy case, including copies of Debtors’ major pleadings and information for potential purchasers regarding the ArtSelect Assets and SuperStock Assets, the Bid Procedures and the Auction process.  The tax identification numbers of the Debtors are as follows: a21, Inc. 74-2896910, ArtSelect, Inc. 42-1503076 and SuperStock, Inc. 13-2750088.  The address of the principal offices of Debtors is: 7660 Centurion Parkway, Jacksonville, FL 32256.

2 A copy of the ArtSelect Base Contract is available on the Debtors’ Internet website, http://www.a21group.com/bank.html.

3 A copy of the SuperStock Base Contract is available on the Debtors’ Internet website, http://www.a21group.com/bank.html.

4 A copy of the Debtors’ Bid Procedures is available on the Debtors Internet website, http://www.a21group.com/bank.html.

Dated:                      Jacksonville, Florida
December __, 2008
Respectfully submitted,

A21, INC.

By                 /s/ John Z. Ferguson
John Z. Ferguson
Its Chief Executive Officer

SUPERSTOCK, INC.

By                 /s/ John Z. Ferguson
John Z. Ferguson
Its Chief Executive Officer

ARTSELECT, INC.

By                 /s/ John Z. Ferguson
John Z. Ferguson
Its Chief Executive Officer

FOLEY & LARDNER LLP

/s/ Gardner F. Davis
Gardner F. Davis
Florida Bar No. 0471712
gdavis@foley.com
Michael B. Kirwan
Florida Bar No. 0765244
mkirwan@foley.com
John J. Wolfel, Jr.
Florida Bar No. 030664
jwolfel@foley.com
One Independent Drive, Suite 1300
Jacksonville, FL 32202-5017
P. O. Box 240
Jacksonville, FL 32201-0240
904.359.2000
and

Jennifer Hayes
Foley & Lardner LLP
Florida Bar No. 017325
jhayes@foley.com
100 North Tampa Street, Suite 2700
Tampa, FL 33602-5810
Phone: 813.229.2300